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                                                             Exhibit 10(v)(c)(3)


                               ALX OF PARAMUS LLC
                              c/o Alexander's, Inc.
                                210 Route 4 East
                            Paramus, New Jersey 07652


                                              As of October 2, 2001




Svenska Handelsbanken AB (PUBL)
153 East 53rd Street, 37th floor
New York, New York  10022

                  Re: Financing of Block 1202, Lot 1 and Block 1101, Lot 3 in Paramus, New Jersey (the "Property") pursuant to a Loan Agreement (the "Loan Agreement") and other loan and security documents (the "Loan Documents") delivered in connection therewith by ALX of Paramus LLC ("Borrower") in favor of Svenska Handelsbanken AB
                           (publ) ("Lender") as of October 2, 2001.

Gentlemen:

         This will acknowledge that, as a condition of the financing referred to above, Lender requires that it be provided with a satisfactory environmental assessment of the Property. Borrower caused to be provided to Lender, among other things, a certain Limited Phase II Environmental Investigation Report dated October 2, 2001 (the "2001 Supplemental Report") prepared by P. T. & L. Environmental Consultants, Inc. (the "Consultant") under Project No. 012380. The 2001 Supplemental Report contains certain recommendations (the "Recommendations") for remediation of certain areas of concern specified therein, all of which you require Borrower to implement or cause to be implemented.

         This will confirm that in consideration for Lender proceeding to close the financing referred to above, Borrower agrees that it shall within one (1) year from the date hereof, implement, or cause to be implemented, (i) all of the Recommendations; (ii) any and all further recommendations for investigation and remediation that are made by the Consultant for areas of concern identified by the Consultant as of the date hereof or at any time hereafter and required pursuant to applicable laws and regulations, including but not limited to New Jersey Department of Environmental Protection ("NJDEP") Technical Regulations, N.J.A.C. 7:26E; and (iii) any and all further investigation and remediation required pursuant to the NJDEP Technical Regulations, N.J.A.C. 7:26E. If, as of one (1) year from the date hereof, Borrower has diligently implemented, or caused to be implemented, the recommendations and further recommendations referenced in the preceding sentence, but such implementation has not then been completed, Borrower shall be deemed in compliance with Borrowers' covenants herein, provided that, and so long as, Borrower diligently and continuously implements, or causes to be implemented, such Recommendations and further recommendations.
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         Borrower agrees that Borrower's undertaking pursuant to this letter shall be at Borrower's sole cost and expense. Borrower shall from time to time, and promptly after receiving a request from Lender, provide Lender with the status, in reasonable detail, of Borrower's efforts to comply with Borrower's covenant herein. Borrower shall also provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with Borrower's covenant herein. The issuance of a No Further Action ("NFA") Letter by the NJDEP is an example of evidence that would be reasonably satisfactory to Lender of Borrower's compliance with Borrower's covenant herein; provided, however, that such NFA Letter shall not contain any condition that materially impairs the value of, or imposes institutional or engineering controls on, the Property without the consent of Lender, which consent shall not be unreasonably withheld.

         The agreement by the Borrower contained herein is deemed to be a covenant under the Loan Agreement. Borrower agrees that Borrower's failure to comply with such covenant within thirty (30) days after notice from Lender given in accordance with Section 10.7 of the Loan Agreement, shall constitute an Event of Default under the Loan Agreement.

         Nothing in this letter shall affect Borrower's obligations, or impair Lender's rights and remedies, under that certain Environmental Indemnity Agreement and under Paragraph 3.23 of that certain Mortgage, Security Agreement and Fixture Financing Statement, made as of the date hereof by Borrower to Lender.

         Further, this will confirm that the abandoned truck mentioned in the Phase I Environmental Assessment dated August 30, 2001 prepared by the Consultant under Project No. 012364 (the "Phase I Report") was removed from the Property on September 13, 2001. During the month of September 2001, all trucks, "Roll-Offs" and other construction materials and debris were removed from the southwest corner of the Property and the gates in the property line fence in that area were secured.

                                       Very truly yours,

                                       ALX OF PARAMUS LLC


                                       By:  /s/ Joseph Macnow
                                          --------------------------------
                                          Name:  Joseph Macnow
                                               ---------------------------
                                          Title:  Executive Vice President
                                                --------------------------
                                               Finance and Administration
                                               ---------------------------